                                                                    EXHIBIT 99.2

                             LETTER OF TRANSMITTAL

                               OFFER TO EXCHANGE
        12.40% SENIOR DISCOUNT NOTES DUE 2008 (DM DENOMINATED/DBC HELD)
           AND 11.15% SENIOR NOTES DUE 2008 (DM DENOMINATED/DBC HELD)

              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
                          FOR ANY AND ALL OUTSTANDING

        12.40% SENIOR DISCOUNT NOTES DUE 2008 (DM DENOMINATED/DBC HELD)
           AND 11.15% SENIOR NOTES DUE 2008 (DM DENOMINATED/DBC HELD)
            WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT,
                                       OF
                                  VIATEL, INC.

               PURSUANT TO THE PROSPECTUS, DATED AUGUST 11, 1998

    THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME (11:00 P.M. FRANKFURT/MAIN TIME), ON SEPTEMBER 16, 1998 (THE "EXPIRATION DATE"), UNLESS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME (11:00 P.M. FRANKFURT/MAIN TIME), ON THE EXPIRATION DATE.

           DELIVERY TO DEUTSCHE BANK AG BY FACSIMILE TRANSMISSION, BY REGISTERED OR CERTIFIED MAIL, BY OVERNIGHT COURIER OR BY HAND:

                                DEUTSCHE BANK AG
                 Wertpapierdienste/Kepitaltransaktionen Inland
                         Alfred-Herrhausen-Allee 16-24
                           D-60262 Frankfurt am Main
                                    Germany
                            Attention: Dogmar Riedel
                           BY FACSIMILE TRANSMISSION:
                              011-49-69-910-66813
                             CONFIRM BY TELEPHONE:
                              011-49-69-910-66809
           For information with respect to the Exchange Offer, call:
                              011-49-69-910-66809

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    The undersigned acknowledges receipt of the Prospectus, dated August 11, 1998 (the "Prospectus"), of Viatel, Inc., a Delaware corporation ("Viatel") and this Letter of Transmittal (this "Letter"). The Prospectus and this Letter together constitute the offers (the "Exchange Offer") of Viatel to exchange 12.40% Senior Discount Notes Due 2008 (DM Denominated) and 11.15% Senior Notes Due 2008 (DM Denominated), which have been registered under the Securities Act of 1933, as amended (the "Securities Act") and which will, upon consummation of the Exchange Offer, be represented by the New DBC-DM Global Certificates, deposited with Deutsche Borse Clearing AG ("DBC") (the "New DBC Notes") for a like principal amount of 12.40% Senior Discount Notes Due 2008 (DM Denominated) (the "Existing 12.40% Notes") and 11.15% Senior Notes Due 2008 (DM Denominated) (the "Existing 11.15% Notes"), which have not been registered under the Securities Act and which were originally sold outside the United States pursuant to Regulation S under the Securities Act and are represented by permanent global certificates in definitive, bearer form deposited with DBC (the "Existing DBC Notes"). Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Prospectus.

    The Exchange Offer forms a part of the Exchange Offers that are being conducted concurrently by Viatel for the Existing DBC Notes and the non-DBC Notes.

    THIS LETTER IS APPLICABLE ONLY TO THE EXISTING DBC NOTES. THIS LETTER AND THE INSTRUCTIONS CONTAINED HEREIN DO NOT APPLY TO NON-DBC NOTES (INCLUDING THE EXISTING 12.40% NOTES AND THE EXISTING 11.15% NOTES ORIGINALLY SOLD IN THE UNITED STATES PURSUANT TO RULE 144A UNDER THE SECURITIES ACT AND REPRESENTED BY PERMANENT GLOBAL CERTIFICATES IN DEFINITIVE, FULLY REGISTERED FORM, DEPOSITED WITH A CUSTODIAN FOR, AND REGISTERED IN THE NAME OF, THE DEPOSITORY TRUST COMPANY). HOLDERS WHO WISH TO TENDER NON-DBC NOTES SHOULD USE THE APPLICABLE LETTER OF TRANSMITTAL OBTAINABLE FROM THE BANK OF NEW YORK, THE U.S. EXCHANGE AGENT.

    Any Existing DBC Notes accepted for exchange shall be exchanged for a principal amount equal to that of the surrendered Existing DBC Notes. Upon consummation of the Exchange Offer, the New DBC Notes will be represented by permanent global certificates in bearer form, deposited with DBC (the "New DBC-DM Global Certificates") and will represent the New DBC Notes held by account holders in DBC. The New DBC Notes represented by the New DBC-DM Global Certificates will be shown on, and transfers thereof will be effected only through, records maintained by DBC and its direct and indirect participants. Certificated notes will not be issued in exchange for interests in the New DBC-DM Global Certificates.

    Pursuant to the 1998 Registration Rights Agreement, Viatel agreed, with respect to the Existing Notes and subject to the determination that the Exchange Offers are permitted under applicable law, to use its best efforts to consummate the Exchange Offers prior to October 8, 1998.

    In the event that applicable interpretations of the staff of the Securities and Exchange Commission (the "Commission") do not permit Viatel to effect the Exchange Offers, or under certain other circumstances, Viatel is required, at its cost, to use its best efforts to cause to become effective the Shelf Registration Statement with respect to resales of the Existing Notes by holders who satisfy certain conditions relating to the provision of information, and to keep such registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act after April 8, 1998, or such shorter period that will terminate when all Existing Notes covered by the Shelf Registration Statement have been sold thereunder. The Exchange Offers are intended to satisfy Viatel's exchange offer obligations under the 1998 Registration Rights Agreement.

    Viatel reserves the right, in its sole discretion (but subject to the terms of the 1998 Registration Rights Agreement) (i) to delay accepting any Existing DBC Notes, (ii) to extend the Exchange Offers, in which case the term "Expiration Date" shall mean the latest time and date to which the Exchange Offers are extended, and (iii) to amend the terms of the Exchange Offers in any manner. If the Exchange Offers are amended in a manner determined by Viatel to constitute a material change, Viatel will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Existing Notes and Viatel will extend the Exchange Offers for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offers would otherwise expire during such five to ten business day period.

    This Letter is to be completed by a holder of Existing DBC Notes wishing to tender such Existing DBC Notes for exchange pursuant to the procedures set forth in "The Exchange Offers -- Terms of the Exchange Offers -- Procedures for the Tendering of the DBC Notes" section of the Prospectus.

    If the undersigned is a broker-dealer that will receive New DBC Notes for its own account pursuant to the Exchange Offer, the undersigned acknowledges that it will deliver the Prospectus meeting the requirements of the Securities Act in connection with any resale of such New DBC Notes; PROVIDED, HOWEVER, that by so acknowledging that it will deliver and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New DBC Notes received in exchange for Existing DBC Notes where such Existing DBC Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities. For a period of 180 days after the Expiration Date, Viatel will use its best efforts to maintain the effectiveness of the Registration Statement of which the Prospectus forms a part and to amend and supplement the Prospectus contained therein in order to permit the Prospectus to be lawfully delivered by any broker-dealer for use in connection with any such resale, provided that such broker-dealer indicates in this Letter that it is a broker-dealer. However, if any holder is acquiring New DBC Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New DBC Notes, such holder cannot rely on the position of the staff of the Commission enunciated in the no-action letters regarding MORGAN STANLEY & CO., INCORPORATED (available June 5, 1991) and EXXON CAPITAL

HOLDINGS CORPORATION (available May 13, 1988), or interpreted in the Commission's interpretative letter to SHEARMAN & STERLING (available July 2,
1993), or similar no-action or interpretive letters, will not be entitled to validly tender Existing DBC Notes in the Exchange Offer, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of such Existing DBC Notes, unless such sale or transfer is made pursuant to an exemption from, or in a transaction not subject to, such requirements.

    By acceptance of the Exchange Offer, each broker-dealer that receives New DBC Notes pursuant to the Exchange Offer agrees that, upon receipt of notice from Viatel of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice Viatel agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until Viatel has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer or until such broker-dealer is advised in writing by Viatel that the use of the Prospectus may be resumed, and such broker-dealer has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If Viatel gives any such notice to suspend the use of the Prospectus, it will extend the 180 day period referred to above by the number of days during the period from and including the date of the supplemented or amended Prospectus or until such broker-dealers have received a statement in writing from Viatel that the use of the Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus necessary to permit resales of the New DBC Notes.

    Except as described above, the Prospectus may not be used for or in connection with an offer to resell, a resale or any other transfer or disposition of New DBC Notes.

    The undersigned has completed the appropriate boxes below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

    List below the Existing DBC Notes to which this Letter relates. If the space provided below is inadequate, the principal amount of Existing DBC Notes should be listed on a separate signed schedule affixed hereto.

 ----------------------------------------------------------------------------------------
                            DESCRIPTION OF EXISTING DBC NOTES
 ----------------------------------------------------------------------------------------
                                                                 (1)             (2)
                                                              AGGREGATE
                                                              PRINCIPAL
                                                              AMOUNT OF
                                                               EXISTING       PRINCIPAL
           NAME(S) AND ADDRESS(ES) OF HOLDER(S)                  DBC            AMOUNT
                (PLEASE FILL IN, IF BLANK)                     NOTE(S)        TENDERED*
------------------------------------------------------------------------------------------

                                                            ------------------------------

                                                            ------------------------------

                                                            ------------------------------
                                                            TOTAL
----------------------------------------------------------------------------------------
*   If less than ALL of the aggregate principal amount of the Existing DBC Notes indicated
    in Column (1) are to be tendered, the tendering holder(s) should fill in the aggregate principal amount of Existing DBC Notes to be tendered in Column (2). Existing DBC
    Notes tendered hereby must be in denominations of DM 100,000 principal amount (or principal amount at maturity in the case of the Existing 12.40% Notes) and any integral multiples of DM 1,000 above such number. See Instruction 1 below.

/ / CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

     Name: _____________________________________________________________________

     Address: __________________________________________________________________

              __________________________________________________________________

IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE GERMAN EXCHANGE AGENT AT THE ADDRESS SET FORTH ABOVE PRIOR TO 5:00 P.M., NEW YORK CITY TIME (11:00 P.M. FRANKFURT/MAIN
TIME), ON THE EXPIRATION DATE.

                 PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL
                   CAREFULLY BEFORE COMPLETING THE BOX BELOW.

                                PLEASE SIGN HERE
                   (TO BE COMPLETED BY ALL TENDERING HOLDERS)

Dated: , 1998
X                                                                                   , 1998
X                                                                                   , 1998
           Signature(s) of Owner                                  Date

Area Code and Telephone Number: ________________________________________________

    If a holder is tendering any Existing DBC Notes, this Letter must be signed by the holder(s) or by any person(s) authorized to become holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title.

Name(s):
                                   (Please Type or Print)
Capacity:
Address:
                                    (Including Zip Code)

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

    Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to Viatel the aggregate principal amount of Existing DBC Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Existing DBC Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, Viatel all right, title and interest in and to such Existing DBC Notes as are being tendered hereby.

    The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Existing DBC Notes tendered hereby and that Viatel will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by Viatel. The undersigned hereby further represents that any New DBC Notes acquired in exchange for Existing DBC Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such New DBC Notes, whether or not such person is the undersigned, that neither the holder of such Existing DBC Notes nor any such other person is participating in, or intends to participate in, a distribution of such New DBC Notes, or has an arrangement or understanding with any person to participate in the distribution of such New DBC Notes, and that neither the holder of such Existing DBC Notes nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of Viatel.

    The undersigned also acknowledges that the Exchange Offer is being made based upon Viatel's understanding of an interpretation by the staff of the Commission set forth in no-action letters and interpretative letters issued to third parties that the New DBC Notes issued in exchange for the Existing DBC Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers who purchased Existing DBC Notes directly from Viatel for resale pursuant to Rule 144A under the Securities Act or any other available exemption thereunder), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New DBC Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in any distribution of the New DBC Notes.

    Any holder who tenders in the Exchange Offer with the intention to participate, or the purpose of participating, in a distribution of the New DBC Notes (i) may not rely upon such interpretations by the staff of the Commission,
(ii) will not be entitled to validly tender Existing DBC Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New DBC Notes, unless such sale or transfer is made pursuant to an exemption from, or in a transaction not subject to, such requirements. If the undersigned is a broker-dealer that will receive New DBC Notes for its own account in exchange for Existing DBC Notes, it represents that the Existing DBC Notes to be exchanged for the New DBC Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New DBC Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The undersigned will, upon request, execute and deliver any additional documents deemed by Viatel to be necessary or desirable to complete the sale, assignment and transfer of the Existing DBC Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in "The Exchange Offers -- Terms of the Exchange Offers -- Withdrawal of Tenders of Existing Notes" section of the Prospectus.

                                  INSTRUCTIONS

                FORMING PART OF THE TERMS AND CONDITIONS OF THE

                               OFFER TO EXCHANGE

        12.40% SENIOR DISCOUNT NOTES DUE 2008 (DM DENOMINATED/DBC HELD)

           AND 11.15% SENIOR NOTES DUE 2008 (DM DENOMINATED/DBC HELD)

              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,

                          FOR ANY AND ALL OUTSTANDING

        12.40% SENIOR DISCOUNT NOTES DUE 2008 (DM DENOMINATED/DBC HELD)

           AND 11.15% SENIOR NOTES DUE 2008 (DM DENOMINATED/DBC HELD)

            WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT

                                       OF

                                  VIATEL, INC.

    1. DELIVERY OF THIS LETTER AND EXISTING DBC NOTES. This Letter is to be completed by holders of Existing DBC Notes who wish to tender pursuant to the procedures for delivery by book-entry transfer set forth in "The Exchange Offers -- Terms of the Exchange Offers -- Procedures for the Tendering of the DBC Notes" section of the Prospectus. A holder wishing to tender Existing DBC Notes for exchange pursuant to the Exchange Offer must make book-entry delivery of such Existing DBC Notes by causing the transfer of such Existing DBC Notes to the DBC account of the German Exchange Agent as set forth in this Letter in accordance with the applicable German statutory and contractual provisions and must complete, sign and date this Letter or a facsimile hereof, in accordance with the instructions contained herein and in the Prospectus, and must mail or otherwise deliver this Letter to the German Exchange Agent at the address set forth above prior to 5:00 p.m., New York City time (11:00 p.m. Frankfurt/Main time), on the Expiration Date.

    Any Existing DBC Notes tendered to the German Exchange Agent for exchange pursuant to the Exchange Offer shall be exchanged for New DBC Notes in the principal amount equal to that of the Existing DBC Notes tendered, provided that the Letters of Transmittal were duly executed by the respective holders and that a valid book-entry transfer of the Existing DBC Notes was made to the German Exchange Agent's account in accordance with the terms set forth in the applicable Letter of Transmittal and further provided that the Existing DBC Notes must be tendered only in denominations of DM 100,000 principal amount (or principal amount at maturity in the case of Existing 12.40% Notes), and any integral multiples of DM 1,000 above such number, and that no such partial tender may reduce the principal amount at maturity of an Existing DBC Note not tendered to less than DM 100,000.

    2. SIGNATURES ON THIS LETTER. If any tendered Existing DBC Notes are owned of record by two or more joint owners, all such owners must sign this Letter.

    If this Letter is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity on behalf of the owner of Existing DBC Notes, such person should so indicate when signing, and, unless waived by Viatel, proper evidence satisfactory to Viatel, in its sole discretion, of such person's authority to so act must be submitted.

    3.  U.S. BACKUP TAX WITHHOLDING AND INTERNAL REVENUE SERVICE FORM
W-9. Under the federal income tax laws, payments made to United States persons on account of New DBC Notes issued pursuant to the Exchange Offer may be subject to backup withholding at the rate of 31%. In order to avoid such backup withholding, a holder that is a United States person may be required to complete and sign an Internal Revenue Service Form W-9 (an "IRS Form W-9") and provide it to the payor. Certain holders (including, among others, corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such holder must submit an IRS Form W-8 to the payor, signed under penalties of perjury, and must attest to that individual's exempt status.

    4. TRANSFER TAXES. Viatel will pay all transfer taxes, if any, applicable to the exchange of the Existing DBC Notes pursuant to the Exchange Offer. If however, New DBC Notes, or Existing DBC Notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or to be issued in the name of, any person other than the registered holder of the Existing DBC Notes tendered or if a transfer tax is imposed for any reason other than the exchange of Existing DBC Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the applicable Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

    5. WAIVER OF CONDITIONS. Viatel reserves the absolute right to waive satisfaction of any or all conditions enumerated in the Prospectus.

    6. NO CONDITIONAL TENDERS. No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Existing DBC Notes, by execution of this Letter, shall waive any right to receive notice of the acceptance of their Existing DBC Notes for exchange. Neither Viatel nor the German Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Existing DBC Notes nor shall any of them incur any liability for failure to give any such notice.

    7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering Existing DBC Notes, as well as requests for additional copies of the Prospectus, this Letter and other related documents should be directed to the German Exchange Agent at the address and telephone number indicated above.

    IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE GERMAN EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME (11:00 P.M. FRANKFURT/MAIN TIME), ON THE EXPIRATION DATE.